As filed with the Securities and Exchange Commission on February 23, 2012

Registration No. 333-18443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of Registrant as specified in its Charter)

Delaware	47-0813844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Berkshire Hathaway Inc. 1996 Stock Option Plan, as Amended and Restated

(Full Title of the Plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Mary Ann Todd

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The sole purpose of this amendment is to remove from registration shares of common stock remaining unsold at the termination of an offering.

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, file number 333-18443 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on December 20, 1996 by Berkshire Hathaway Inc. (“Berkshire”). Berkshire filed the Registration Statement to register 17,500 shares of its Class B common stock, par value $0.1667 per share, available for issuance under the Berkshire Hathaway Inc. 1996 Stock Option Plan, as Amended and Restated. The offer of shares pursuant to the Registration Statement has terminated.

Pursuant to the undertaking in Item 9 of the Registration Statement, Berkshire hereby removes from registration, by means of this Post-Effective Amendment No. 1, the registered shares that were unsold at the termination of the offering pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 23, 2012.

BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

[Post-Effective Amendment - 333-18443]

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	February 23, 2012

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	February 23, 2012

/s/ Daniel J. Jaksich Daniel J. Jaksich	Controller (principal accounting officer)	February 23, 2012

/s/ Charles T. Munger Charles T. Munger	Vice-Chairman of the Board and Director	February 23, 2012

/s/ Walter Scott, Jr. Walter Scott, Jr.	Director	February 23, 2012

/s/ Howard G. Buffett Howard G. Buffett	Director	February 23, 2012

/s/ Ronald L. Olson Ronald L. Olson	Director	February 23, 2012

/s/ Susan L. Decker Susan L. Decker	Director	February 23, 2012

/s/ William H. Gates III William H. Gates III	Director	February 23, 2012

/s/ David S. Gottesman David S. Gottesman	Director	February 23, 2012

[Signatures continue on following page.]

[Post-Effective Amendment - 333-18443]

/s/ Charlotte Guyman Charlotte Guyman	Director	February 23, 2012

/s/ Donald R. Keough Donald R. Keough	Director	February 23, 2012

/s/ Thomas S. Murphy Thomas S. Murphy	Director	February 23, 2012

/s/ Stephen B. Burke Stephen B. Burke	Director	February 23, 2012

[Post-Effective Amendment - 333-18443]